Moody National REIT I, Inc. POS AM

EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.  1 to Registration Statement on Form S-11 (No. 333- 179521 ) of our report dated February 14, 2012, relating to the consolidated financial statements of Moody National REIT I, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K/A of Moody National REIT I, Inc. for the year ended December 31, 2010, our report dated February 27, 2012, relating to the consolidated financial statements of Moody National REIT I, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of Moody National REIT I, Inc. for the year ended December 31, 2011, and our report dated January 25, 2013, relating to the combined financial statements of Terrapin Operator Woodlands, LLC and the Tenancy In Common for the nine months ended September 30, 2012 and the year ended December 31, 2011 appearing in the Current Report on Form 8-K/A of Moody National REIT I, Inc., and to the reference to us, under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia
February 15, 2013